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                                                                    Exhibit 99.1


Contacts:

Houghton Mifflin Company            Classwell Learning Group

Media Contact:                      Media Contact:
Margaret Sherry                     GPC/O'Neill
617-351-5113                        Ann Murphy
Investor Contact:                   617-646-1031
Susan E. Hardy
617-351-5114                        Sylvan Ventures
                                    Media Contact:
                                    Miller Consulting Group
                                    Joya Subudhi
                                    617-262-1800 ext. 226
                                    Investor Contact:
                                    Sean Creamer
                                    410-843-8991

                   HOUGHTON MIFFLIN COMPANY, SYLVAN VENTURES
             AND INCEPTION CAPITAL ANNOUNCE $30 MILLION INVESTMENT
                 FOR THE FORMATION OF CLASSWELL LEARNING GROUP

              --A one-stop online resource for pre-K-12 teachers--

BOSTON, MA (September 7, 2000) -- Houghton Mifflin Company (NYSE: HTN), Sylvan Ventures, a subsidiary of Sylvan Learning Systems, Inc. (NASDAQ: SLVN), and Inception Capital today announced the formation of Classwell Learning Group, a groundbreaking online education company to provide pre-K-12 teachers with new teaching and learning resources to meet their individual classroom needs and those of their students.

For educators, Classwell will seamlessly integrate the three key elements of standards-based education --- assessment, instruction and teacher training --- providing tools, content and services all at one site.

Houghton Mifflin is a leading publisher of textbooks, instructional technology, assessments and other educational materials for elementary and secondary schools and colleges. Sylvan Ventures develops and invests in educational technology companies. Houghton Mifflin and Sylvan combine the strength of their brands, premium content and proven educational services in forming Classwell. Together with Inception Capital, which specializes in e-commerce and Internet infrastructure businesses, they are providing $30.4 million in funding for the new venture.

"Houghton Mifflin and Sylvan are names teachers know and trust," said Nader F. Darehshori, Chairman, President and Chief Executive Officer of Houghton Mifflin Company. "As the sponsors of Classwell, we plan to create a service for teachers that is easy to use, directly supports their core curriculum and saves them time."

                                     -more-

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                                                          Classwell 2 of 3 Pages
                                                               September 7, 2000

"Classwell fits with Houghton Mifflin's long-standing growth strategy of actively pursuing partnerships that extend our brands beyond traditional channels and bring us new expertise. Classwell will give us a further outlet for our proven instructional materials as well as complement core businesses," said Darehshori.

Classwell will benefit from Houghton Mifflin's content resources and expertise in developing curriculum. Houghton Mifflin will license educational content to Classwell to adapt and distribute online. Classwell will also draw on Sylvan's properties and services to provide professional development for teachers, program training and implementation, online management systems for attendance and grade reporting, and a messaging link among teachers, students and parents.

Sylvan Ventures and Inception Capital will invest $15.9 million and $7.5 million for fully diluted ownership stakes in the company of 32% and 16% respectively. Houghton Mifflin will invest $7 million in cash and $8.8 million of assets for ownership of 32%.

"The launch of Classwell Learning Group marks an important initiative between recognized, industry leaders in the content, educational services and capital investment arenas. Focused squarely on supporting pre-K-12 teachers, Classwell will be the first company to fully integrate digital content and technology for schools in one site," said Chris Hoehn-Saric, Chairman and Chief Executive Officer of Sylvan Ventures. "Classwell is a platform investment for Sylvan Ventures in the pre-K-12 space, with tremendous synergies for current as well as future Sylvan Ventures' and Sylvan Learning Systems' operating companies."

Classwell, unlike its competitors, will draw from other educational content and services partners to provide teachers access to the brands they have come to know and trust.

"Classwell will change teachers' lives. Every day teachers are asked to assume more responsibility for the success of their students while at the same time meet the student's individual needs. Yet they haven't been given the tools to do it," said David Cappellucci, President and CEO of Classwell Learning Group. "When you save teachers time, they have more time to spend with students individually. When you give teachers the right tools, they can provide individualized instruction to students. Classwell gives teachers the time and the tools."

Cappellucci, formerly with Houghton Mifflin, will lead a management team with extensive educational publishing and technology experience. Cappellucci has nearly 20 years of management, finance, strategy and new business development experience in the education industry.

"Inception's mission is specifically to work at the intersection of the new economy and strong established businesses," said Leo Hermacinski, Co-Founder of Inception Capital. "I can think of no better example of the power of working in this space than Classwell and its partners. We look forward to helping David and his team realize all the success available to them."

Additional partnerships will be formally announced this fall. Classwell's services will be available at www.classwell.com in January 2001.
                              -----------------

                                     -more-

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                                                          Classwell 3 of 3 Pages
                                                               September 7, 2000


Partners Background

Houghton Mifflin Company


Houghton Mifflin is a leading publisher of textbooks, instructional technology, assessments and other educational materials for elementary and secondary schools and colleges. The Company also publishes an extensive line of reference works and fiction and non-fiction for adults and young readers. The Company's Internet site can be found at www.hmco.com.
                              ------------

Sylvan Ventures


Founded in February 2000, Sylvan Ventures develops and invests in educational technology companies, providing them with access to the brands, content and resources of its parent company Sylvan Learning Systems, Inc. (NASDAQ: SLVN), one of the world's leading providers of educational services to families, schools and industry with over 2,000 tutoring, training and learning centers around the world. For more information, visit www.sylvanventures.com.
                                               ----------------------

Sylvan Learning Systems, Inc.

     Sylvan Learning Systems, Inc. (www.sylvan.net) is the leading provider of
                                    --------------
educational services to families, schools and industry. The Sylvan Learning Centers and Contract Education Services divisions provide personalized instruction services to K-12 students through direct consumer relationships and under contract to school systems. Sylvan provides courses to adult students throughout the world in the areas of English language, teacher training and accredited university offerings through the Wall Street Institute/ASPECT, Canter and Sylvan International Universities subsidiaries. Through its affiliate, Caliber Learning Network, Inc., Sylvan also has the ability to distribute world-class adult professional education and training programs.

Inception Capital

     Inception Capital (www.inceptioncapital.com) was jointly founded by BV
                        ------------------------
Group, CEA Worldwide, The Parthenon Group and Parthenon Capital. The Boston-based financial group specializes in e-commerce and Internet infrastructure businesses.

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